Exhibit 99

Verizon Communications Inc.

Verizon Wireless – Selected Operating Statistics

	2010				2011				2012
Unaudited	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Connections (’000)
Retail postpaid	80,912	81,573	82,257	83,125	84,031	85,290	86,175	87,382	87,963	88,838
Retail prepaid	4,803	4,603	4,477	4,410	4,383	4,445	4,533	4,785	5,025	5,316
Retail	85,715	86,176	86,734	87,535	88,414	89,735	90,708	92,167	92,988	94,154

Net Add Detail (’000)(1)
Retail postpaid	412	661	584	872	906	1,257	882	1,207	501	888
Retail prepaid	(146)	(200)	(137)	(69)	(27)	61	86	252	233	290
Retail	266	461	447	803	879	1,318	968	1,459	734	1,178

Account Statistics
Retail postpaid accounts (’000)	34,630	34,469	34,347	34,268	34,302	34,449	34,444	34,561	34,569	34,646
Retail postpaid ARPA	$121.73	$124.90	$127.66	$128.74	$130.46	$133.29	$136.57	$137.69	$140.58	$143.32
Retail postpaid connections per account	2.34	2.37	2.39	2.43	2.45	2.48	2.50	2.53	2.54	2.56

Churn Detail
Retail postpaid	1.05%	0.93%	1.07%	1.01%	1.01%	0.89%	0.94%	0.94%	0.96%	0.84%
Retail	1.42%	1.31%	1.43%	1.37%	1.33%	1.22%	1.26%	1.23%	1.24%	1.11%

Retail Postpaid Connection Statistics
Total smartphone postpaid % of phones sold	35.6%	39.5%	42.8%	49.3%	60.0%	59.5%	59.6%	70.3%	72.4%	73.0%
Total smartphone postpaid phone base	18.6%	21.3%	24.4%	28.1%	32.2%	35.9%	39.2%	43.5%	46.8%	49.7%
Total internet postpaid base	6.3%	6.5%	6.7%	7.0%	7.3%	7.5%	7.8%	8.1%	8.3%	8.5%

Other Operating Statistics
Capital expenditures (in millions)	$1,770	$2,262	$2,173	$2,233	$2,735	$2,667	$1,784	$1,787	$1,885	$2,048

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company's chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.